Exhibit 23.1

To the Directors of

CELYAD SA

Mont-Saint-Guibert

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Celyad SA of our report dated April 4, 2017 relating to the consolidated financial statements of the Company and its subsidiaries, which appears in Celyad’s Annual Report on Form 20-F for the year ended December 31, 2016.

Liège, 25 September 2017

PwC Reviseurs d’Entreprises SCCRL

Represented by

/s/ Patrick Mortroux

Patrick Mortroux

Partner